SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                January 30, 2004
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                       (Date of earliest event reported)

                    Synthetic Fixed-Income Securities, Inc.
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                  333-70808                   52-2316339
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(State of Incorporation)          (Commission               (I.R.S. Employer
                                  File Number)             Identification No.)


One Wachovia Center
301 S. College St.
Charlotte, North Carolina                                       28288
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(Address of Principal Executive Offices)                     (Zip Code)

       Registrant's Telephone Number, including area code (704) 374-6611
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ITEM 5.   Other Events
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     On January 30, 2004, Synthetic Fixed-Income Securities, Inc. ("SFSI")
transferred $38,000,000 aggregate principal amount of 6.875% Notes due 2028 (the "Underlying Securities"), issued by The Sprint Corporation to the STRATS Trust for Sprint Capital Corporation Securities, Series 2004-2 (the "Trust") established by SFSI, which issued $38,000,000 6.500% STRATS Certificates, Series 2004-2, Class A-1 (the "Class A-1 Certificates"), issued pursuant to a base trust agreement, dated as of September 26, 2003 (the "Base Trust Agreement"), between SFSI and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of January 30, 2004 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between SFSI and the Trustee. The Class A-1 Certificates were purchased by Wachovia Capital Markets, LLC ("Wachovia") from SFSI pursuant to an underwriting agreement, dated January 14, 2004 (the "Underwriting Agreement"), between SFSI and Wachovia, as underwriter.

ITEM 7.   Financial Statements and Exhibits
          ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.              Description
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     4.1            Series Supplement, dated as of January 30, 2004, between
                    Synthetic Fixed-Income Securities, Inc., as Trustor, and U.S. Bank Trust National Association, as Trustee.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYNTHETIC FIXED-INCOME SECURITIES,
                                        INC.


                                         /s/ Teresa Hee
                                        ---------------------------
                                        Name:  Teresa Hee
                                        Title: Vice President


January 30, 2004


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INDEX TO EXHIBITS
   Exhibit No.                             Description
   -----------                             -----------

     4.1 Series Supplement, dated as of January 30, 2004, between Synthetic Fixed-Income Securities, Inc., as Trustor, and U.S. Bank Trust National Association, as Trustee.